UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported):            February 23, 2006
PROLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-25007	65-0656268

(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane, Chandler, AZ	85224

(Address of Principal Executive Offices)	(Zip Code)
(480) 961-8800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 23, 2006, the Registrant’s operating subsidiary, ProLink Solutions, LLC (the “Company”) agreed to purchase certain assets from the bankruptcy estate of Parview, Inc. and certain other assets held by David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust. Pursuant to the Purchase and Sale Agreement between Signal Systems Associates LLC (“SSA”), the entities described in Exhibit A attached thereto (collectively with SSA, the “Seller”) and the Company, the Company will pay the Seller an aggregate of $1,625,000 for (i) the Seller’s right to purchase certain assets from the bankruptcy estate of Parview, Inc., which assets included, among other things, approximately 125 lease residuals, equipment and membership interests in the Company, as described below (the “Parview Assets”), and (ii) certain lease residual payments and certain GPS equipment from David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust (an affiliate of SSA) (the “Additional Assets”). The Parview Assets were the subject of an auction conducted by the United States Bankruptcy Court, Middle District of Florida, Tampa Division. SSA was the successful bidder at the auction with a successful bid price of $475,000 (which will be paid by the Company and is in addition to the $1,625,000 purchase price being paid to Seller). $500,000 of the purchase price will be paid by delivery of the Company’s promissory note, in the principal amount of $500,000, with interest at the rate of 15%, payable (interest only) monthly beginning on March 22, 2006 and ending on August 22, 2006 when all outstanding principal and interest becomes due and payable. The $500,000 promissory note is secured by a Security Agreement with the Parview Assets serving as collateral.
     Part of the Parview Assets consisted of the remaining approximate 2.0% interest of ProLink Solutions, LLC not owned by the Registrant. As a result of the acquisition of the Parview Assets, ProLink Solutions, LLC will be a 100% wholly-owned subsidiary of the Registrant.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The disclosure set forth above under Item 1.01 (Entry into a Material definitive Agreement) is hereby incorporated by reference into this Item 2.01.
Item 4.01 Change in Registrants Certifying Accountant
     (a) On February 27, 2006, the Board of Directors of the Registrant dismissed Most & Company, LLP as its independent auditors. On February 27, 2006, the Board appointed Hein & Company to serve as the Registrants independent auditors. None of the reports of Most & Company, LLP on the Registrants financial statements since the last fiscal quarter ended September 30, 2005 contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. From the time Most & Company, LLP was engaged as the Registrants independent auditors and during any subsequent interim period preceding the dismissal, there were no disagreements with Most & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Most & Company, LLP’s satisfaction, would have caused Most & Company, LLP to make reference to the subject matter in connection with its report on the Registrants financial statements during such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
     The Registrant has provided Most & Company, LLP with a copy of the foregoing disclosures. Most & Company, LLP has not yet furnished the Registrant with a letter addressed to the SEC stating its agreement with the disclosures above and such letter will be filed by amendment once it is received.

     During the two prior fiscal years ended December 31, 2005 and the subsequent period that began on January 1, 2006 and ended on February 27, 2006, Hein & Company was not engaged as the Registrant’s principal accountants to audit its financial statements nor were they consulted regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K, however, Hein & Company were the principal accountants to ProLink Solutions, LLC prior to the acquisition of ProLink Solutions, LLC by the Registrant which was consummated on December 23, 2005.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
The financial information required by this Item will be filed by an amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 9.01(a)(4) of this Form.
(b)	Pro Forma Financial Information.
The financial information required by this Item will be filed by an amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 9.01(a)(4) of this Form.
(c)	Exhibits.

The following exhibit is furnished with this report:

Exhibit No.	Description

10.1	Purchase and Sale Agreement between Signal Systems Associates LLC (“SSA”), the entities described in Exhibit A attached thereto and ProLink Solutions, LLC.

10.2	Commercial Promissory Note, dated February 23, 2006, by ProLink Solutions, LLC issued to David S. Band and Stanley B. Kane, as co- trustees of the Putters Loan Trust.

10.3	Security Agreement, dated as of February 23, 2006, by ProLink Solutions, LLC issued to David S. Band and Stanley B. Kane, as co- trustees of the Putters Loan Trust.

16.1	Letter of Most & Company, LLP regarding the change in certifying accountant (to be filed by amendment).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2006	PROLINK HOLDINGS CORP.

	By:	/s/ Lawrence D. Bain
	Name:	Lawrence D. Bain
	Title:	President and Chief Executive Officer
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